Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32103) of Fisher Communications, Inc. our report dated March 14, 2007, relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Fisher Communications, Inc., which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 14, 2007